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                                                                      Exhibit 21


                           SUBSIDIARIES OF REGISTRANT


All of the subsidiaries listed below are included in the consolidated financial statements:



                                                  Percentage of Voting
                                                   Securities Owned by
                                                       Registrant          Organized Under
Incorporated                                                                 the Laws of
- ------------                                      --------------------    -----------------
IRT-II Trust                                              100%            Massachusetts (1)
Instron Realty Trust                                      100%            Massachusetts (1)
Instron Japan Company, Ltd.                               100%            Massachusetts (1)
Instron Asia, Ltd.                                        100%            Massachusetts (1)
Instron Canada Inc.                                       100%            Canada (1)
Instron Foreign Sales Corporation                         100%            Jamaica (1)
Equipamentos Cientificos Instron, Ltda.                   100%            Brazil (1)
Instron Limited                                           100%            United Kingdom (2)
Instron S.A.                                              100%            France (2)
Instron Proprietary, Ltd.                                 100%            Australia (2)
Instron International, Ltd.                               100%            United Kingdom (2)
Severn Furnaces, Ltd.                                     100%            United Kingdom (2)
Instron Singapore Pte Limited                             100%            Singapore (1)
Instron Holdings, Ltd.                                    100%            United Kingdom (1)
Instron Wolpert GmbH                                      100%            Germany (2)
Instron Korea Co. Ltd.                                    100%            Korea (1)
Instron Schenck Testing Systems                           100%            Delaware (1)
Instron Schenck Testing Systems GmbH                      100%            Germany (3)
IST Enterprises                                           100%            United Kingdom (2)
Instron Schenck Testing Systems Ltd.                      100%            United Kingdom (2)
Instron India Private Limited                             100%            India (2)
Instron de Mexico S. de R.L.                              100%            Mexico (1)
Instron Testing Systems (M) Sdn Bhd.                      100%            Malaysia (1)
Rockwell Hardness Testers Ltd.                            100%            United Kingdom (2)
Instron (Thailand) Limited                                100%            Thailand (1)


(1) Subsidiaries of Instron Corporation (a Massachusetts corporation).
(2) Subsdiaries of Instron Holdings Limited (United Kingdom).
(3) Subsidiary of Instron GmbH.